UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

CNL Macquarie Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On August 11, 2010, CNL Macquarie Global Growth Trust, Inc. (the “Company”) and CNL Macquarie Global Growth Advisors, LLC (the “Advisor”) entered into a second amended and restated advisory agreement (the “Advisory Agreement”) for the purpose of restructuring fees to be paid to the Advisor for certain services. The Advisory Agreement, as now amended, reduced the investment services fee (the “Investment Services Fee”) to be paid to our advisor from 3% to 1.85% of the purchase price of real properties or the amount invested in the case of other assets, except securities investments, for services in connection with the selection, evaluation, structure and purchase of assets. As previously provided in the Advisory Agreement, no Investment Services Fee shall be paid to our advisor in connection with our purchase of investments that are securities.

The Advisory Agreement, as now amended, also reduced the Disposition Fee from 3% to 1% in the case of the sale of real properties and other assets, except securities investments. If the Advisor, its affiliates or related parties provide a substantial amount of services in connection with the sale of one or more assets (including the sale of all of the Company’s assets or a sale of the Company or a portion thereof), the Company will pay the Advisor, its affiliates or related parties a Disposition Fee in an amount equal to (i) in the case of real property, the lesser of (A) one-half of a competitive real estate commission or (B) 1% of the sales price of such property or properties, (ii) in the case of the sale of any asset other than real property or securities investments, 1% of the sales price of such asset. As previously provided in the Advisory Agreement, no Disposition Fee shall be paid to the Advisor in connection with the Company’s disposition of investments that are securities; however, the Company may pay usual and customary brokerage fees to an affiliate or related party of the Advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are sold.

Further, the amended Advisory Agreement, reduced from 8% to 6% the priority return that must be paid to investors before the Company may pay the Advisor as incentive fees (i) the subordinated share of net sales proceeds from a sale of all or a portion of our assets, (ii) the subordinated incentive fee payable upon a listing or other liquidity event, and (iii) the performance fee payable upon the occurrence of one or more sales of assets or other liquidity event subsequent to the termination or non-renewal of the Advisory Agreement. This change in the priority return is subject to the approval by our stockholders of an amendment to our articles of incorporation reflecting such change.

In addition, the Advisory Agreement, as now amended, provides that the Company will pay the Advisor for services rendered in connection with the refinancing of any debt obligations of the Company or any of its subsidiaries a financing coordination fee equal to 1% of the gross amount of any such refinancing (the “Financing Coordination Fee”). Such Financing Coordination Fees are included in total operating expenses of the Company for purposes of calculating conformance to the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”). Under the NASAA REIT Guidelines, the total operating expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Company’s average invested assets or 25% of its net income for such year, unless the independent directors determine such excess is justified.

The amended Advisory Agreement also amends the definition of “Distribution” under Section 1 to clarify that such distributions include distributions by the Company of its own securities.

In connection with the changes to the Disposition Fee and priority return, which are referenced in the Company’s articles of incorporation, the Company’s board of directors approved a second amendment and restatement of the Company’s articles of incorporation reflecting such changes for presentation to the Company’s stockholders for their approval at a special stockholders’ meeting which is expected to be scheduled for a date in September or October of 2010.

A conformed copy of the executed Advisory Agreement is included with this Report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Second Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2010	CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

	By:	/s/ Curtis B. McWilliams
	Name:	Curtis B. McWilliams
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Advisory Agreement